UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 2, 2021

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-4802			22-0760120
(Commission File Number)			(IRS Employer Identification No.)

1 Becton Drive,	Franklin Lakes,	New Jersey	07417-1880
(Address of Principal Executive Offices)			(Zip Code)

(201)	847-6800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.000% Notes due August 13, 2023	BDX23B	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 (“Amendment”) to Form 8-K is being filed by Becton, Dickinson and Company (“BD”) to amend the Form 8-K filed by BD with the Securities and Exchange Commission (“SEC”) on August 5, 2021 (the “Original 8-K”). In the Original 8-K, BD reported that Christopher Reidy, the Executive Vice President, Chief Financial Officer (“CFO”) and Chief Administrative Officer (“CAO”) of BD, had announced his intention to retire from BD. Subsequent to the Original 8-K, BD reported that the Board of Directors of BD has elected Christopher DelOrefice as BD’s Executive Vice President and Chief Financial Officer, succeeding Mr. Reidy as BD’s CFO effective September 6, 2021.
Upon Mr. DelOrefice joining BD, Mr. Reidy will continue to serve as BD’s Executive Vice President and CAO until December 31, 2021, with responsibility for overseeing BD’s information technologies and global shared services functions, providing executive leadership on the spin-off of BD’s Diabetes Care business into an independent, publicly-traded company, and supporting BD as the company transitions to a new CFO. Beginning in 2022, Mr. Reidy will be focused on the execution of the Diabetes Care spin-off until the earlier of the effective date of the spin-off or March 31, 2022, at which time he will retire from BD.

In consideration of the important services Mr. Reidy will provide during the transition period following Mr. DelOrefice joining BD, the BD Compensation and Management Development Committee approved the following compensation for Mr. Reidy: For the period from September 6 to December 31, 2021 that Mr. Reidy is serving as Executive Vice President and CAO, his current base salary of $883,718 and target bonus will remain unchanged. For the period from January 1, 2022 until his retirement, Mr. Reidy’s base salary will be reduced by half to $441,859 and his bonus target for that period will be reduced from 90% to 70% of his base salary. Mr. Reidy will also receive an award as part of BD’s annual equity-based compensation grant in November 2021, but the target value of the award he will receive will be reduced from $3.3 million to $700,000.
As previously reported, completion of the Diabetes Care spin-off is subject to the satisfaction of customary conditions, including final approval from the Board of Directors of BD, regulatory approvals and the effectiveness of a Form 10 registration statement that will be filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: August 30, 2021